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                                                                EXHIBIT 23(f)


                   CONSENT OF RAUSCHER PIERCE REFSNES, INC.
                   ----------------------------------------

        We hereby consent to the references to us and to our opinion dated September 27, 1994 in Amendment No. 2 to the Registration Statement on Form S-4 (No. 33-85950) of The Parkway Company relating to the proposed merger of EB, Inc. into Parkway Acquisition Corporation, a subsidiary of The Parkway Company, and to the inclusion of such opinion as an appendix to the related Joint Proxy Statement/Prospectus.

DATED:  March 7, 1995

                              RAUSCHER PIERCE REFSNES, INC.


                              By /s/G. Clyde Buck
                                ----------------------------
                                   Name:  G. Clyde Buck
                                   Title: Managing Director


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